UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 South Robertson Boulevard, Suite 129

Beverly Hills, CA 90211

(Address of principal executive offices) (zip code)

(818) 299-0653

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

As previously reported on a Current Report on Form 8-K filed with the Commission on September 11, 2015, we entered into an Exclusive Distribution Agreement with J C Lopez (“Lopez”) on September 5, 2015, under which we granted Lopez the exclusive right to lease, install, service, remove and support our proprietary breath alcohol ignition interlock device (the “BDI-747/1”) in the states of Arizona and Nevada, and non-exclusively in the state of California. In exchange for these rights, Lopez agreed to pay us a onetime software license and support fee of $50,000, as well as $25 per month for each BDI-747/1 unit Lopez has in its inventory beginning thirty (30) days after Lopez receives the unit. On October 5, 2015 we received notification from the state of Arizona that the BDI-747/1 was approved as an authorized ignition interlock device in the state. As a result, on October 7, 2015, we received the remainder of the license and support fee from Lopez.

SECTION 8 – Other Events

Item 8.01 Other Events

As of October 13, 2015, the BDI-747/1 is approved as an ignition interlock device in California, Oregon, Arizona, Kentucky, Oklahoma and Texas. We have applied for approval of the BDI-747/1 in several other states and are currently going through the application and review process.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2015	Blow & Drive Interlock Corporation a Delaware corporation

/s/ Laurence Wainer
	By:	Laurence Wainer
	Its:	Chief Executive Officer and Chief Financial Officer

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